Overview

(dollars and occupancy at Welltower pro rata ownership; dollars in thousands)

Portfolio Composition(1)			Beds/Unit Mix
	Average Age	Properties	Total		Wellness Housing	Independent Living	Assisted Living	Memory Care	Long-Term/ Post-Acute Care
Seniors Housing Operating	17	994	120,401		20,767	45,676	37,958	15,370	630
Seniors Housing Triple-net	18	360	27,842		—	5,001	13,671	8,791	379
Outpatient Medical	18	450	26,680,153	(2)	n/a	n/a	n/a	n/a	n/a
Long-Term/Post-Acute Care	32	292	37,225		—	—	1,022	—	36,203
Total	19	2,096

NOI Performance	Same Store(3)				In-Place Portfolio(4)
	Properties	1Q23 NOI	1Q24 NOI	% Change	Properties	Annualized In-Place NOI	% of Total
Seniors Housing Operating	665	$212,749	$266,907	25.5%	899	$1,344,032	51.5%
Seniors Housing Triple-net	332	90,310	93,740	3.8%	357	407,064	15.6%
Outpatient Medical	378	116,879	119,184	2.0%	422	526,384	20.2%
Long-Term/Post-Acute Care	195	57,507	59,308	3.1%	259	332,320	12.7%
Total	1,570	$477,445	$539,139	12.9%	1,937	$2,609,800	100.0%

Portfolio Performance				Facility Revenue Mix
Stable Portfolio(5)	Occupancy	EBITDAR Coverage(6)	EBITDARM Coverage(6)	Private Pay	Medicaid	Medicare	Other Government(7)
Seniors Housing Operating	83.9%	n/a	n/a	97.6%	1.0%	0.4%	1.0%
Seniors Housing Triple-net	83.2%	1.02	1.23	88.6%	4.2%	0.5%	6.7%
Outpatient Medical	94.2%	n/a	n/a	100.0%	—	—	—
Long-Term/Post-Acute Care (8)	79.3%	1.23	1.62	27.6%	47.7%	24.7%	—%
Total		1.06	1.31	93.0%	3.9%	1.7%	1.4%
Notes:
(1) Includes land parcels and properties under development.
(2) Indicates the total square footage of Outpatient Medical properties.
(3) See pages 17 and 18 for reconciliation.
(4) Excludes land parcels, loans, developments and investments held for sale. See page 17 for reconciliation.
(5) Data as of March 31, 2024 for Seniors Housing Operating and Outpatient Medical and December 31, 2023 for remaining asset types.
(6) Represents trailing twelve month coverage metrics.
(7) Represents various federal and local reimbursement programs in the United Kingdom and Canada.
(8) Long-Term/Post Acute Care coverage now includes 95 properties leased to Integra Healthcare Properties with EBITDARM and EBITDAR coverage of 1.58x and 1.13x, respectively, on a trailing twelve month basis as of December 31, 2023. Excluding these properties, Long-Term/Post-Acute Care EBITDARM and EBITDAR coverage is 1.67x and 1.36x, respectively, on a trailing twelve month basis as of December 31, 2023.

Portfolio

(dollars in thousands at Welltower pro rata ownership)
In-Place NOI Diversification(1)
By Partner:	Total Properties	Seniors Housing Operating	Seniors Housing Triple-net	Outpatient Medical	Long-Term/ Post-Acute Care	Total	% of Total
Cogir Management Corporation	105	$176,880	$—	$—	$—	$176,880	6.8%
Sunrise Senior Living	91	170,568	—	—	—	170,568	6.5%
Integra Healthcare Properties	147	—	—	—	156,272	156,272	6.0%
Avery Healthcare	91	76,420	69,700	—	—	146,120	5.6%
Oakmont Management Group	63	112,844	—	—	—	112,844	4.3%
Aspire	53	—	—	—	84,572	84,572	3.2%
Belmont Village	21	81,564	—	—	—	81,564	3.1%
Sagora Senior Living	43	56,396	24,492	—	—	80,888	3.1%
StoryPoint Senior Living	81	51,360	25,832	—	—	77,192	3.0%
Atria Senior Living	91	76,808	—	—	—	76,808	2.9%
Remaining	1,151	541,192	287,040	526,384	91,476	1,446,092	55.5%
Total	1,937	$1,344,032	$407,064	$526,384	$332,320	$2,609,800	100.0%

By Country:
United States	1,674	$1,061,112	$327,168	$526,384	$325,496	$2,240,160	85.8%
United Kingdom	129	118,344	76,472	—	—	194,816	7.5%
Canada	134	164,576	3,424	—	6,824	174,824	6.7%
Total	1,937	$1,344,032	$407,064	$526,384	$332,320	$2,609,800	100.0%

By MSA:
Los Angeles	74	$90,316	$20,580	$42,336	$2,220	$155,452	6.0%
New York / New Jersey	76	74,284	14,412	38,764	3,608	131,068	5.0%
Dallas	71	62,816	6,608	29,960	4,496	103,880	4.0%
Greater London	49	72,720	17,380	—	—	90,100	3.5%
Washington D.C.	40	44,668	6,648	12,424	18,548	82,288	3.2%
Houston	38	13,044	3,684	48,516	—	65,244	2.5%
Philadelphia	45	13,036	5,476	20,920	23,756	63,188	2.4%
Montréal	25	56,364	—	—	—	56,364	2.2%
Chicago	49	30,064	6,400	10,204	5,944	52,612	2.0%
San Francisco	24	29,476	11,012	1,600	4,044	46,132	1.8%
Raleigh	13	9,320	29,736	3,200	—	42,256	1.6%
Charlotte	29	7,308	10,412	23,840	—	41,560	1.6%
San Diego	17	20,012	7,084	9,740	2,980	39,816	1.5%
Seattle	30	19,472	3,656	15,304	336	38,768	1.5%
Tampa	37	860	3,624	5,968	27,904	38,356	1.5%
Miami	41	2,372	1,416	15,196	13,780	32,764	1.3%
Minneapolis	21	328	18,344	13,856	—	32,528	1.2%
Pittsburgh	27	16,164	4,900	3,764	7,324	32,152	1.2%
Baltimore	16	5,528	1,776	12,596	11,900	31,800	1.2%
Boston	20	21,404	5,412	2,492	—	29,308	1.1%
Remaining	1,195	754,476	228,504	215,704	205,480	1,404,164	53.7%
Total	1,937	$1,344,032	$407,064	$526,384	$332,320	$2,609,800	100.0%

Notes:
(1) Represents current quarter annualized In-Place NOI. See page 17 for reconciliation.

Portfolio

(dollars, units and occupancy at Welltower pro rata ownership; dollars in thousands)
Seniors Housing Operating

Total Portfolio Performance(1)	1Q23	2Q23	3Q23	4Q23	1Q24
Properties	885	886	883	915	935
Units	89,240	89,932	90,953	99,387	101,395
Total occupancy	79.0%	79.6%	80.7%	82.2%	82.5%
Total revenues	$1,143,744	$1,178,975	$1,221,753	$1,287,666	$1,386,818
Operating expenses	894,981	902,068	933,463	982,077	1,034,982
NOI	$248,763	$276,907	$288,290	$305,589	$351,836
NOI margin	21.7%	23.5%	23.6%	23.7%	25.4%
Recurring cap-ex	$26,848	$32,791	$31,685	$49,297	$37,104
Other cap-ex	$45,557	$66,002	$68,281	$85,506	$70,428

Same Store Performance(2)	1Q23	2Q23	3Q23	4Q23	1Q24
Properties	665	665	665	665	665
Units	71,396	71,396	71,397	71,340	71,341
Occupancy	80.0%	80.8%	82.2%	83.5%	83.4%
Same store revenues	$909,268	$935,048	$962,566	$980,403	$1,003,135
Compensation	405,757	411,465	419,371	428,978	427,507
Utilities	49,419	41,362	48,072	44,909	49,072
Food	35,847	37,503	38,155	39,878	39,180
Repairs and maintenance	26,274	27,565	29,135	28,582	28,457
Property taxes	36,782	36,190	36,125	35,034	37,359
All other	142,440	149,249	149,454	157,684	154,653
Same store operating expenses	696,519	703,334	720,312	735,065	736,228
Same store NOI	$212,749	$231,714	$242,254	$245,338	$266,907
Same store NOI margin %	23.4%	24.8%	25.2%	25.0%	26.6%
Year over year NOI growth rate					25.5%
Year over year revenue growth rate					10.3%

Partners(3)	Properties	Pro Rata Units	Welltower Ownership %(4)	Top Markets	1Q24 NOI	% of Total
Cogir Management Corporation	105	15,533	85.6%	Southern California	$32,634	9.3%
Sunrise Senior Living	91	8,096	96.1%	Northern California	19,709	5.6%
Oakmont Management Group	63	6,557	100.0%	New York / New Jersey	18,426	5.2%
Belmont Village	21	2,804	95.0%	Greater London, UK	18,191	5.2%
Atria Senior Living	91	10,728	100.0%	Dallas	15,365	4.4%
Avery Healthcare	41	3,245	97.6%	Montréal	15,074	4.3%
Legend Senior Living	40	3,198	93.8%	Washington D.C.	12,611	3.6%
Brandywine Living	29	2,722	100.0%	Toronto	8,200	2.3%
Sagora Senior Living	21	3,194	99.6%	Chicago	7,401	2.1%
StoryPoint Senior Living	60	6,973	100.0%	Boston	5,637	1.6%
Care UK	26	1,870	100.0%	Top Markets	153,248	43.6%
Clover	36	3,950	90.4%	All Other	198,588	56.4%
Pegasus	30	3,348	99.7%	Total	$351,836	100.0%
Senior Resource Group	12	1,258	46.6%
Remaining	233	24,595
Total	899	98,071
Notes:
(1) Properties, units and occupancy exclude land parcels and properties under development.
(2) See pages 17 and 18 for reconciliation.
(3) Represents partner concentration based on annualized In-Place NOI for the quarter ended March 31, 2024. Property count and pro rata units represent the In-Place portfolio.
(4) Welltower ownership percentage weighted based on In-Place NOI. See page 17 for reconciliation.

Portfolio

(dollars in thousands at Welltower pro rata ownership)
Payment Coverage Stratification
	EBITDARM Coverage(1)					EBITDAR Coverage(1)
% of In-Place NOI	Seniors Housing Triple-net	Long-Term/ Post- Acute Care	Total	Weighted Average Maturity	Number of Leases	Seniors Housing Triple-net	Long-Term/ Post- Acute Care	Total	Weighted Average Maturity	Number of Leases
<.85x	0.4%	—%	0.4%	9	2	2.6%	—%	2.6%	9	4
.85x-.95x	—%	—%	—%	—	—	1.5%	1.3%	2.8%	5	5
.95x-1.05x	2.3%	—%	2.3%	9	2	2.6%	—%	2.6%	17	4
1.05x-1.15x	1.9%	0.4%	2.3%	5	4	3.5%	3.0%	6.5%	8	5
1.15x-1.25x	2.1%	0.9%	3.0%	11	3	2.9%	—%	2.9%	10	2
1.25x-1.35x	5.7%	0.1%	5.8%	8	5	—%	—%	—%	—	—
>1.35	1.2%	4.3%	5.5%	17	13	0.5%	1.4%	1.9%	15	9
Total	13.6%	5.7%	19.3%	11	29	13.6%	5.7%	19.3%	11	29

Revenue and Lease Maturity(2)
	Rental Income
Year	Seniors Housing Triple-net	Outpatient Medical	Long-Term / Post-Acute Care	Interest Income	Total Revenues	% of Total
2024	$13,495	$50,449	$—	$39,088	$103,032	6.9%
2025	5,837	40,593	720	16,667	63,817	4.3%
2026	3,304	49,666	9,287	40,118	102,375	6.8%
2027	—	45,040	1,232	11,953	58,225	3.9%
2028	—	46,576	6,404	103,633	156,613	10.4%
2029	1,035	42,595	—	3,322	46,952	3.1%
2030	42,330	39,955	29,031	361	111,677	7.4%
2031	6,571	52,905	4,430	233	64,139	4.3%
2032	94,226	44,474	—	351	139,051	9.3%
2033	55,028	32,495	—	—	87,523	5.8%
Thereafter	154,579	129,182	280,219	1,718	565,698	37.8%
	$376,405	$573,930	$331,323	$217,444	$1,499,102	100.0%

Weighted Avg Maturity Years	10	7	14	3	9

Notes:
(1) Represents trailing twelve month coverage metrics as of December 31, 2023 for stable portfolio only. Agreements included represent 69% of total Seniors Housing Triple-net and Long-Term/Post-Acute Care In-Place NOI. See page 17 for a reconciliation. Agreements with mixed units use the predominant type based on investment balance.
(2) Excludes all land parcels, developments and investments held for sale. Rental income represents annualized cash base rent for effective lease agreements. The amounts are derived from the current contracted monthly cash base rent, net of collectability reserves, if applicable. Rental income does not include common area maintenance charges, the amortization of above/below market lease intangibles or other non cash income. Interest income represents contractual rate of interest for loans, net of collectability reserves if applicable.

Portfolio

(dollars, square feet and occupancy at Welltower pro rata ownership; dollars in thousands except per square feet)
Outpatient Medical
Total Portfolio Performance(1)	1Q23	2Q23	3Q23	4Q23	1Q24
Properties	419	420	422	426	427
Square feet	20,188,159	20,236,315	20,748,969	21,043,557	21,148,949
Occupancy	94.0%	94.4%	94.5%	94.5%	94.2%
Total revenues	$185,190	$186,802	$195,136	$192,822	$203,849
Operating expenses	58,977	59,358	63,831	55,060	65,162
NOI	$126,213	$127,444	$131,305	$137,762	$138,687
NOI margin	68.2%	68.2%	67.3%	71.4%	68.0%
Revenues per square foot	$36.69	$36.92	$37.62	$36.65	$38.55
NOI per square foot	$25.01	$25.19	$25.31	$26.19	$26.23
Recurring cap-ex	$10,666	$7,400	$18,340	$21,106	$14,512
Other cap-ex	$5,118	$4,397	$8,545	$10,151	$7,826

Same Store Performance(2)	1Q23	2Q23	3Q23	4Q23	1Q24
Properties	378	378	378	378	378
Occupancy	94.7%	94.9%	95.0%	94.8%	94.7%
Same store revenues	$172,500	$171,576	$174,464	$167,390	$176,084
Same store operating expenses	55,621	53,748	56,714	47,070	56,900
Same store NOI	$116,879	$117,828	$117,750	$120,320	$119,184
NOI margin	67.8%	68.7%	67.5%	71.9%	67.7%
Year over year NOI growth rate					2.0%

Portfolio Diversification by Tenant(3)	Rental Income	% of Total	Quality Indicators
Kelsey-Seybold	$45,543	7.9%	Health system affiliated properties as % of NOI(3)	88.9%
UnitedHealth	18,404	3.2%	Health system affiliated tenants as % of rental income(3)	60.4%
Common Spirit Health	17,976	3.1%	Investment grade tenants as % of rental income	55.6%
Novant Health	17,485	3.0%	Retention (trailing twelve months)(3)	92.7%
Providence Health & Services	16,739	2.9%	In-house managed properties as % of square feet(3,4)	86.0%
Remaining portfolio	457,783	79.9%	Average remaining lease term (years)(3)	6.6
Total	$573,930	100.0%	Average building size (square feet)(3)	59,095
			Average age (years)	18

Expirations(3)	2024	2025	2026	2027	2028	Thereafter
Occupied square feet	1,696,000	1,335,971	1,785,862	1,588,107	1,652,794	11,863,093
% of occupied square feet	8.5%	6.7%	9.0%	8.0%	8.3%	59.5%

Notes:
(1) Property count, occupancy, square feet and per square foot metrics exclude properties under development and all land parcels. Per square foot amounts are annualized.
(2) Includes 378 same store properties representing 18,642,638 square feet. See pages 17 and 18 for reconciliation.
(3) Excludes all land parcels, developments and investments held for sale. Rental income represents annualized cash base rent for effective lease agreements. The amounts are derived from the current contracted monthly cash base rent, net of collectability reserves, if applicable. Rental income does not include common area maintenance charges, the amortization of above/below market lease intangibles or other non cash income. Retention includes month-to-month tenants retained.
(4) Excludes tenant managed properties.

Investment

(dollars in thousands at Welltower pro rata ownership)
Relationship Investment History

Detail of Acquisitions/JVs(1)
	2020	2021	2022	2023	1Q24	20-24 Total
Count	12	35	27	52	3	129
Total	$910,217	$4,101,534	$2,785,739	$4,222,706	$61,034	$12,081,230
Low	6,201	5,000	6,485	2,950	6,786	2,950
Median	48,490	45,157	66,074	65,134	23,753	48,875
High	235,387	1,576,642	389,149	644,443	30,495	1,576,642

Investment Timing
	Acquisitions and Loan Funding(2)	Yield	Construction Conversions(3)	Year 1 Yield	Dispositions and Loan Repayments	Yield
January	$66,655	6.7%	$98,565	5.5%	$77,834	4.2%
February	75,547	6.9%	47,853	1.3%	29,050	7.0%
March	65,732	6.8%	19,185	0.6%	110	7.5%
Total	$207,934	6.8%	$165,603	3.7%	$106,994	5.0%

Notes:
(1) Includes non-yielding asset acquisitions.
(2) Excludes land acquisitions and includes advances for non-real estate loans and excludes advances for development loans.
(3) Includes expansion conversions.

Investment

(dollars in thousands at Welltower pro rata ownership, except per bed / unit / square foot)
Gross Investment Activity

	First Quarter 2024
	Properties	Beds / Units / Square Feet		Investment Per Bed / Unit / SqFt	Pro Rata Amount	Yield
Acquisitions and Loan Funding(1)
Seniors Housing Operating	3	363	units	$168,138	$61,034
Loan funding					146,900
Total acquisitions and loan funding(2)	3				207,934	6.8%

Development Funding(3)
Development projects:
Seniors Housing Operating	37	6,298	units		162,798
Outpatient Medical	14	1,154,635	sf		73,130
Total development projects	51				235,928
Redevelopment and expansion projects:
Seniors Housing Operating	3	293	units		2,371
Outpatient Medical	2	24,097	sf		2,996
Total redevelopment and expansion projects	5				5,367

Total development funding	56				241,295	7.1%

Total gross investments					449,229	6.9%

Dispositions and Loan Repayments(4)
Seniors Housing Operating	10	907	units	281,147	70,522
Loan repayments					36,472
Total dispositions and loan repayments(5)	10				106,994	5.0%

Net investments (dispositions)					$342,235

Notes:
(1) Acquisitions represent purchase price excluding accounting adjustments pursuant to U.S. GAAP for all consolidated and unconsolidated property acquisitions and pro rata amounts include joint venture real estate loans receivable. Loan advances represent cash funded for real estate and non-real estate loans receivable, excluding development loans.
(2) Acquisition yields represents annualized contractual or projected cash rent/NOI to be generated divided by investment amount, excluding land parcels. Loan funding yield represents annualized contractual interest divided by investment amount.
(3) Amounts represent cash funded for all developments/expansions including construction in progress, loans and in-substance real estate. Yield represents projected annualized cash rent/NOI to be generated upon conversion/stabilization divided by commitment amount.
(4) Amounts represent proceeds received for loan repayments and consolidated and unconsolidated property sales.
(5) Yield represents annualized cash rent/interest/NOI that was being generated pre-disposition divided by proceeds. Pro rata amounts include joint venture real estate loans receivable.

Investment

(dollars in thousands at Welltower pro rata ownership)
Development Summary(1)
	Unit Mix
Facility MSA	Total	Wellness Housing	Independent Living	Assisted Living	Memory Care	Commitment Amount	Future Funding	Estimated Conversion(2)

Seniors Housing Operating
Phoenix, AZ	204	204	—	—	—	$51,179	$2,870	4Q23 - 2Q24
San Diego, CA	96	—	—	56	40	42,340	656	2Q24
Houston, TX	130	130	—	—	—	34,216	603	3Q23 - 2Q24
Hartford, CT	128	128	—	—	—	22,058	—	2Q24
Hartford, CT	122	122	—	—	—	20,650	—	2Q24
Cincinnati, OH	122	122	—	—	—	15,602	1,474	2Q24
Washington D.C.	302	—	190	89	23	157,660	17,116	3Q24
Vancouver, BC	85	—	—	45	40	58,597	2,635	3Q24
Dallas, TX	55	55	—	—	—	17,280	1,538	1Q24 - 3Q24
Norwich, UK	80	—	—	52	28	9,669	2,903	3Q24
Boston, MA	160	—	82	37	41	149,274	23,904	4Q24
Kansas City, MO	265	265	—	—	—	70,864	29,820	4Q24
Miami, FL	91	—	—	55	36	69,951	24,185	4Q24
Phoenix, AZ	199	199	—	—	—	51,794	2,312	2Q24 - 4Q24
Tampa, FL	206	206	—	—	—	49,646	13,139	2Q24 - 4Q24
Sacramento, CA	100	—	—	70	30	43,815	15,869	4Q24
Kansas City, MO	134	134	—	—	—	20,980	—	4Q24
Little Rock, AR	283	283	—	—	—	13,456	3,430	3Q24 - 4Q24
Cambridge, UK	70	—	—	45	25	10,284	4,999	4Q24
San Jose, CA	685	509	—	143	33	175,381	4,242	1Q25
Washington D.C.	137	—	53	47	37	120,793	33,549	1Q25
Chattanooga, TN	243	243	—	—	—	62,116	46,838	3Q24 - 1Q25
San Jose, CA	158	—	—	158	—	61,929	29,042	1Q25
Phoenix, AZ	110	110	—	—	—	40,195	18,520	3Q24 - 1Q25
Columbus, OH	409	409	—	—	—	82,069	36,815	2Q25
Sherman, TX	237	237	—	—	—	75,618	43,779	3Q24 - 2Q25
Naples, FL	188	188	—	—	—	52,568	19,356	4Q24 - 2Q25
London, UK	62	—	—	40	22	8,903	5,339	3Q25
Dallas, TX	141	141	—	—	—	47,261	36,580	4Q24 - 4Q25
Brighton and Hove, UK	70	—	—	45	25	11,023	7,101	4Q25
Birmingham, UK	77	—	—	18	59	18,375	14,765	1Q26
Killeen, TX	256	256	—	—	—	68,505	44,591	4Q23 - 3Q26
Tallahassee, FL	206	206	—	—	—	48,469	44,089	4Q25 - 3Q26
Various(3)	272	76	196	—	—	28,569	11,016	1Q24 - 4Q24
Subtotal	6,083	4,223	521	900	439	1,811,089	543,075

Outpatient Medical			Rentable Square Ft	Preleased %	Health System Affiliation	Commitment Amount	Future Funding	Estimated Conversion
Houston, TX			156,462	100%	Yes	113,125	32,982	1Q24 - 2Q24
Oklahoma City, OK			134,285	100%	Yes	88,912	7,774	2Q24
Santa Fe, NM			90,000	100%	Yes	45,977	18,027	3Q24
Houston, TX			51,134	100%	Yes	28,723	14,616	3Q24
Houston, TX			135,255	100%	Yes	86,559	49,790	4Q24
Houston, TX			111,803	100%	Yes	78,282	48,942	4Q24
Houston, TX			36,248	100%	Yes	32,991	17,698	4Q24
Houston, TX			50,323	100%	Yes	30,156	18,480	4Q24
Dallas, TX			12,000	100%	Yes	6,330	4,279	4Q24
Houston, TX			116,000	100%	Yes	76,800	65,719	1Q25
Durango, CO			33,290	100%	Yes	24,112	19,556	3Q24 - 1Q25
Oklahoma City, OK			47,636	100%	Yes	40,543	29,976	2Q25
Dallas, TX			141,269	59%	Yes	57,896	54,724	3Q25
Subtotal			1,115,705			710,406	382,563

Total Development Projects						$2,521,495	$925,638

(1) Includes development and redevelopment projects (construction in progress, development loans and in-substance real estate) but excludes expansion projects. Commitment amount represents current cash amount funded plus unfunded commitments to complete development, but excludes capitalized interest.
(2) Estimated conversion ranges relate to projects to be delivered in phases.
(3) Includes two redevelopment projects.

Investment

(dollars in thousands at Welltower pro rata ownership)
Development Funding Projections(1)
				Projected Future Funding
	Projects	Beds / Units / Square Feet	Stable Yields(2)	2024 Funding	Funding Thereafter	Total Unfunded Commitments	Committed Balances
Seniors Housing Operating	35	6,083	7.3%	$351,697	$191,378	$543,075	$1,811,089
Outpatient Medical	13	1,115,705	6.3%	308,716	73,847	382,563	710,406
Total	48		7.0%	$660,413	$265,225	$925,638	$2,521,495

Development Project Conversion Estimates(1)
Quarterly Conversions				Annual Conversions
	Amount	Year 1 Yields(2)	Stable Yields(2)		Amount	Year 1 Yields(2)	Stable Yields(2)
1Q24 actual	$162,557	3.7%	6.6%	2024 actual	$162,557	3.7%	6.6%
2Q24 estimate	388,082	2.9%	6.5%	2024 estimate	1,448,939	1.9%	7.1%
3Q24 estimate	317,906	0.6%	7.7%	2025 estimate	937,207	2.9%	6.8%
4Q24 estimate	742,951	2.0%	7.1%	2026 estimate	135,349	—%	8.0%
1Q25 estimate	561,326	4.0%	7.0%	Total	$2,684,052	2.3%	7.0%
2Q25 estimate	250,798	1.7%	6.3%
3Q25 estimate	66,799	0.7%	6.9%
4Q25 estimate	58,284	(0.3)%	7.2%
1Q26 estimate	18,375	(3.4)%	10.9%
3Q26 estimate	116,974	0.5%	7.5%
Total	$2,684,052	2.3%	7.0%

Unstabilized Properties
	12/31/2023 Properties	Stabilizations	Construction Conversions(3)	Acquisitions/ Dispositions	03/31/2024 Properties	Beds / Units
Seniors Housing Operating	44	(2)	1	—	43	6,194
Seniors Housing Triple-net	10	(3)	—	—	7	934
Total	54	(5)	1	—	50	7,128

Occupancy	12/31/2023 Properties	Stabilizations	Construction Conversions(3)	Acquisitions/ Dispositions	Progressions	03/31/2024 Properties
0% - 50%	21	—	—	—	(5)	16
50% - 70%	21	(1)	1	—	(1)	20
70% +	12	(4)	—	—	6	14
Total	54	(5)	1	—	—	50

Occupancy	03/31/2024 Properties	Months In Operation	Revenues	% of Total Revenues(4)	Gross Investment Balance	% of Total Gross Investment
0% - 50%	16	11	$88,874	1.2%	$866,877	1.8%
50% - 70%	20	24	172,291	2.3%	938,069	2.0%
70% +	14	29	165,498	2.2%	559,736	1.2%
Total	50	21	$426,663	5.7%	$2,364,682	5.0%

Notes:
(1) Includes development and redevelopment projects (construction in progress, development loans and in substance real estate) and excludes expansion projects. Projects expected to be delivered in phases over multiple quarters are reflected in the last quarter.
(2) Actual yields may vary.
(3) Includes expansion and development loan conversions.
(4) Percent of total revenues based on current quarter annualized pro rata total revenues on page 11.

Financial

(dollars in thousands at Welltower pro rata ownership)
Components of NAV

Stabilized NOI		Pro rata beds/units/square feet
Seniors Housing Operating(1)	$1,344,032	98,071	units
Seniors Housing Triple-net	407,064	26,144	units
Outpatient Medical	526,384	20,935,057	square feet
Long-Term/Post-Acute Care	332,320	31,554	beds
Total In-Place NOI(2)	2,609,800
Incremental stabilized NOI(3)	116,098
Total stabilized NOI	$2,725,898

Obligations
Lines of credit and commercial paper(4)	$—
Senior unsecured notes(4)	12,328,089
Secured debt(4)	2,905,614
Financing lease liabilities	80,541
Total debt	$15,314,244
Add (Subtract):
Other liabilities (assets), net(5)	$424,081
Cash and cash equivalents and restricted cash	(2,478,335)
Net obligations	$13,259,990

Other Assets
Land parcels(6)	$427,215	Effective Interest Rate(9)
Real estate loans receivable(7)	2,147,555	11.0%
Non-real estate loans receivable(8)	290,619	10.7%
Joint venture real estate loans receivables(10)	269,190	5.8%
Property dispositions(11)	1,043,796
Development properties:(12)
Current balance	1,606,448
Unfunded commitments	933,157
Committed balances	$2,539,605
Projected yield	7.0%
Projected NOI	$177,772

Common Shares Outstanding(13)	593,424
Notes:
(1) Includes $3,272,000 attributable to our proportional share of income (loss) from unconsolidated management company investments.
(2) See page 17 for reconciliation.
(3) Represents incremental NOI from Seniors Housing Operating unstabilized properties.
(4) Represents principal amounts due and do not include unamortized premiums/discounts, deferred loan expenses or other fair value adjustments as reflected on the balance sheet. Includes $827,372,000 of foreign secured debt.
(5) Includes liabilities / (assets) that impact cash or NOI and excludes non real estate loans and non-cash items such as the following (in thousands):

Unearned revenues	$369,726
Below market tenant lease intangibles, net	21,202
Deferred taxes, net	(29,848)
Intangible assets, net	(153,211)
Other non-cash liabilities / (assets), net	6,015
Total non-cash liabilities/(assets), net	$213,884

(6) Includes land parcels, predevelopment projects and redevelopment projects.
(7) Represents $2,169,850,000 of real estate loans, excluding development loans and including certain in substance real estate developments and held to maturity debt securities, and net of $22,295,000 of credit allowances.
(8) Represents $461,945,000 of non-real estate loans, net of $171,326,000 of credit allowances.
(9) Average cash-pay interest rates are 7.6%, 1.0% and 5.8% for real estate, non-real estate loans and joint venture real estate loans, respectively. Rates exclude non-accrual/interest-free loans.
(10) Represents our partners' share of Welltower loans made to select joint ventures secured by the joint venture owned properties.
(11) Represents proceeds from expected property dispositions in the next twelve months.
(12) See pages 8-9. Includes expansion projects. Includes partial conversions to date.
(13) Includes OP Units and DownREIT Units.

Financial

(dollars in thousands at Welltower pro rata ownership)
Net Operating Income(1)
	1Q23	2Q23	3Q23	4Q23	1Q24
Revenues:
Seniors Housing Operating
Resident fees and services	$1,138,916	$1,173,630	$1,216,368	$1,280,154	$1,379,295
Interest income	2,318	1,850	1,928	2,968	4,716
Other income	2,510	3,495	3,457	4,544	2,807
Total revenues	1,143,744	1,178,975	1,221,753	1,287,666	1,386,818

Seniors Housing Triple-net
Rental income	119,786	118,115	110,705	115,615	110,967
Interest income	31,540	32,657	33,523	36,150	35,478
Other income	1,675	1,202	1,168	924	955
Total revenues	153,001	151,974	145,396	152,689	147,400

Outpatient Medical
Rental income	182,044	185,133	192,732	190,211	200,593
Interest income	91	95	98	382	852
Other income	3,055	1,574	2,306	2,229	2,404
Total revenues	185,190	186,802	195,136	192,822	203,849

Long-Term/Post-Acute Care
Rental income	80,423	75,766	77,516	96,146	104,046
Interest income	6,367	8,264	10,981	15,784	15,823
Other income	193	65,490	315	6	244
Total revenues	86,983	149,520	88,812	111,936	120,113

Corporate
Other income	5,147	16,807	33,802	30,021	28,729
Total revenues	5,147	16,807	33,802	30,021	28,729

Total
Rental income	382,253	379,014	380,953	401,972	415,606
Resident fees and services	1,138,916	1,173,630	1,216,368	1,280,154	1,379,295
Interest Income	40,316	42,866	46,530	55,284	56,869
Other Income	12,580	88,568	41,048	37,724	35,139
Total revenues	1,574,065	1,684,078	1,684,899	1,775,134	1,886,909

Property operating expenses:
Seniors Housing Operating	894,981	902,068	933,463	982,077	1,034,982
Seniors Housing Triple-net	7,917	7,996	7,849	6,662	7,559
Outpatient Medical	58,977	59,358	63,831	55,060	65,162
Long-Term/Post-Acute Care	4,040	2,827	2,386	3,298	3,448
Corporate	3,877	4,135	3,980	5,957	3,636
Total property operating expenses	969,792	976,384	1,011,509	1,053,054	1,114,787

Net operating income:
Seniors Housing Operating	248,763	276,907	288,290	305,589	351,836
Seniors Housing Triple-net	145,084	143,978	137,547	146,027	139,841
Outpatient Medical	126,213	127,444	131,305	137,762	138,687
Long-Term/Post-Acute Care	82,943	146,693	86,426	108,638	116,665
Corporate	1,270	12,672	29,822	24,064	25,093
Net operating income	$604,273	$707,694	$673,390	$722,080	$772,122
Note:
(1) Please see discussion of Supplemental Reporting Measures on page 16. Includes amounts from investments sold or held for sale. NOI related to DownREITs included at 100%.

Financial

(dollars in thousands)
Leverage and EBITDA Reconciliations(1)
	Twelve Months Ended		Three Months Ended
	March 31, 2024		March 31, 2024
Net income (loss)	$461,138		$131,634
Interest expense	610,761		147,318
Income tax expense (benefit)	9,510		6,191
Depreciation and amortization	1,427,852		365,863
EBITDA	2,509,261		651,006
Loss (income) from unconsolidated entities	54,154		7,783
Stock-based compensation	38,829		11,342
Loss (gain) on extinguishment of debt, net	8		6
Loss (gain) on real estate dispositions, net	(71,858)		(4,707)
Impairment of assets	66,799		43,331
Provision for loan losses, net	10,046		1,014
Loss (gain) on derivatives and financial instruments, net	(6,104)		(3,054)
Other expenses	99,727		14,131
Leasehold interest termination(2)	(65,485)		—
Casualty losses, net of recoveries	7,778		2,158
Other impairment(3)	25,998		9,356
Total adjustments	159,892		81,360
Adjusted EBITDA	$2,669,153		$732,366

Interest Coverage Ratios
Interest expense	$610,761		$147,318
Capitalized interest	54,173		13,809
Non-cash interest expense	(27,695)		(9,284)
Total interest	$637,239		$151,843
EBITDA	$2,509,261		$651,006
Interest coverage ratio	3.94	x	4.29	x
Adjusted EBITDA	$2,669,153		$732,366
Adjusted Interest coverage ratio	4.19	x	4.82	x

Fixed Charge Coverage Ratios
Total interest	$637,239		$151,843
Secured debt principal amortization	51,021		11,887
Total fixed charges	$688,260		$163,730
EBITDA	$2,509,261		$651,006
Fixed charge coverage ratio	3.65	x	3.98	x
Adjusted EBITDA	$2,669,153		$732,366
Adjusted Fixed charge coverage ratio	3.88	x	4.47	x

Net Debt to EBITDA Ratios
Total debt(4)			$14,285,686
Less: cash and cash equivalents and restricted cash			(2,478,335)
Net debt			$11,807,351
EBITDA Annualized			$2,604,024
Net debt to EBITDA ratio			4.53	x
Adjusted EBITDA Annualized			$2,929,464
Net debt to Adjusted EBITDA ratio			4.03	x

Notes:
(1) Please see discussion of Supplemental Reporting Measures on page 16.
(2) Primarily related to the gain associated with the loss of control and derecognition of leasehold interests in 7 properties.
(3) Represents the write off of straight-line rent receivable balances relating to leases placed on cash recognition.
(4) Includes unamortized premiums/discounts, other fair value adjustments and financing lease liabilities of $80,541,000. Excludes operating lease liabilities of $300,779,000 related to ASC 842 adoption.

Financial

(in thousands except share price)
Leverage and Current Capitalization(1)
		% of Total
Book capitalization
Lines of credit and commercial paper(2)	$—	—%
Long-term debt obligations(2)(3)	14,285,686	35.40%
Cash and cash equivalents and restricted cash	(2,478,335)	(6.14)%
Net debt to consolidated book capitalization	$11,807,351	29.26%
Total equity(4)	28,547,908	70.74%
Consolidated book capitalization	$40,355,259	100.00%
Joint venture debt, net(5)	834,838
Total book capitalization	$41,190,097

Undepreciated book capitalization
Lines of credit and commercial paper(2)	$—	—%
Long-term debt obligations(2)(3)	14,285,686	28.64%
Cash and cash equivalents and restricted cash	(2,478,335)	(4.97)%
Net debt to consolidated undepreciated book capitalization	$11,807,351	23.67%
Accumulated depreciation and amortization	9,537,562	19.12%
Total equity(4)	28,547,908	57.21%
Consolidated undepreciated book capitalization	$49,892,821	100.00%
Joint venture debt, net(5)	834,838
Total undepreciated book capitalization	$50,727,659

Enterprise value
Lines of credit and commercial paper(2)	$—	—%
Long-term debt obligations(2)(3)	14,285,686	21.00%
Cash and cash equivalents and restricted cash	(2,478,335)	(3.64)%
Net debt to consolidated enterprise value	$11,807,351	17.36%
Common shares outstanding	590,934
Period end share price	93.44
Common equity market capitalization	$55,216,873	81.17%
Noncontrolling interests(4)	999,965	1.47%
Consolidated enterprise value	$68,024,189	100.00%
Joint venture debt, net(5)	834,838
Total enterprise value	$68,859,027

Secured debt as % of total assets
Secured debt(2)	$2,033,232	3.76%
Gross asset value(6)	$54,091,147

Total debt as % of gross asset value
Total debt(2)(3)	$14,285,686	26.41%
Gross asset value(6)	$54,091,147

Unsecured debt as % of unencumbered assets
Unsecured debt(2)	$12,171,913	25.07%
Unencumbered gross assets(7)	$48,557,528

Notes:
(1) Please see discussion of Supplemental Reporting Measures on page 16.
(2) Amounts include unamortized premiums/discounts and other fair value adjustments as reflected on the balance sheet.
(3) Includes financing lease liabilities of $80,541,000 and excludes operating lease liabilities of $300,779,000 related to ASC 842 adoption.
(4) Includes all noncontrolling interests (redeemable and permanent) as reflected on our balance sheet.
(5) Net of Welltower's share of unconsolidated debt and minority partners' share of Welltower consolidated debt.
(6) Gross asset value equals total assets plus accumulated depreciation as reflected on the balance sheet.
(7) Unencumbered gross assets equals gross asset value for consolidated properties that are not financed with secured debt.

Financial

(dollars in thousands)
Debt Maturities and Scheduled Principal Amortization(1)
Year	Lines of Credit and Commercial Paper(2)	Senior Unsecured Notes(3,4,5,6,7)	Consolidated Secured Debt	Share of Unconsolidated Secured Debt	Noncontrolling Interests' Share of Consolidated Secured Debt	Combined Debt(8)	% of Total	Wtd. Avg. Interest Rate (9)
2024	$—	$—	$307,236	$143,300	$(50,027)	$400,509	2.63%	4.75%
2025	—	1,260,000	379,484	507,757	(32,087)	2,115,154	13.88%	4.03%
2026	—	700,000	152,652	48,961	(20,132)	881,481	5.79%	4.03%
2027	—	1,906,204	206,191	118,661	(33,157)	2,197,899	14.43%	4.66%
2028	—	2,480,035	105,956	26,112	(15,013)	2,597,090	17.05%	3.79%
2029	—	1,050,000	318,012	36,367	(1,150)	1,403,229	9.21%	3.81%
2030	—	750,000	57,066	34,356	(124)	841,298	5.52%	3.13%
2031	—	1,350,000	6,978	33,415	(130)	1,390,263	9.13%	2.77%
2032	—	1,050,000	47,952	3,929	(135)	1,101,746	7.23%	3.38%
2033	—	—	395,502	7,229	(35,360)	367,371	2.41%	4.88%
Thereafter	—	1,781,850	93,747	66,997	(4,931)	1,937,663	12.74%	5.04%
Totals	$—	$12,328,089	$2,070,776	$1,027,084	$(192,246)	$15,233,703	100.00%

Weighted Avg. Interest Rate(9)	—	3.94%	4.62%	3.66%	3.91%	4.02%

Weighted Avg. Maturity Years	—	6.3	4.8	4.4	3.7	6.0

% Floating Rate Debt(8)	100.00%	5.63%	23.15%	0.88%	16.13%	7.56%

Debt by Local Currency(1)
	Lines of Credit and Commercial Paper(2)	Senior Unsecured Notes(3,4,5,6,7)	Consolidated Secured Debt	Share of Unconsolidated Secured Debt	Noncontrolling Interests' Share of Consolidated Secured Debt	Combined Debt(8)	Investment Hedges(10)
United States	$—	$10,595,000	$1,354,921	$764,284	$(40,963)	$12,673,242	$—
United Kingdom	—	1,326,885	—	—	—	1,326,885	2,098,637
Canada	—	406,204	715,855	262,800	(151,283)	1,233,576	1,920,236
Totals	$—	$12,328,089	$2,070,776	$1,027,084	$(192,246)	$15,233,703	$4,018,873

Notes:
(1) Represents principal amounts due excluding unamortized premiums/discounts or other fair value adjustments as reflected on the balance sheet.
(2) Our unsecured commercial paper program and our unsecured revolving credit facility had a zero balance as of March 31, 2024. The unsecured revolving credit facility is comprised of a $1,000,000,000 tranche that matures on June 4, 2026 and a $3,000,000,000 tranche that matures on June 4, 2025. Both tranches may be extended for two successive terms of six months at our option. Commercial paper borrowings are backstopped by the unsecured revolving credit facility.
(3) 2027 includes a $1,000,000,000 unsecured term loan and a CAD $250,000,000 unsecured term loan (approximately $184,638,000 USD at March 31, 2024). The loans mature on July 19, 2026. The interest rates on the loans are adjusted SOFR + 0.85% for USD and CDOR + 0.85% for CAD. Both term loans may be extended for two successive terms of six months at our option.
(4) 2027 includes CAD $300,000,000 of 2.95% senior unsecured notes (approximately $221,566,000 USD at March 31, 2024) that matures on January 15, 2027.
(5) 2028 includes $1,035,000,000 of 2.75% exchangeable senior unsecured notes that mature on May 15, 2028 unless earlier exchanged, purchased or redeemed.
(6) 2028 includes £550,000,000 of 4.80% senior unsecured notes (approximately $695,035,000 USD at March 31, 2024). The notes mature on November 20, 2028.
(7) Thereafter includes £500,000,000 of 4.50% senior unsecured notes (approximately $631,850,000 USD at March 31, 2024). The notes mature on December 1, 2034.
(8) Excludes operating lease liabilities of $300,779,000 and finance lease liabilities of $80,541,000 related to ASC 842.
(9) Based on variable interest rates and foreign currency exchange rates in effect as of March 31, 2024. The interest rate on the unsecured revolving credit facility is adjusted SOFR + 0.775%. Commercial paper, senior notes and secured debt average interest rate represents the face value note rate. Includes the impact of notional swaps and caps to convert fixed rate debt to SOFR-based floating rate debt, and SOFR-based floating rate debt and CDOR-based floating rate debt to fixed rate debt.
(10) Represents notional value of foreign currency derivative contracts at end of period spot FX rates. The fair market value of the gains (losses) of these contracts is currently USD $33,743,000, as represented in other assets (liabilities) on the balance sheet. We supplement our local currency debt with foreign currency derivative contracts to offset the translation and economic exposures related to our international investments. Currently, our foreign currency derivatives are comprised of cross-currency swaps.

Glossary
Age: Current year, less the year built, adjusted for major renovations. Average age is weighted by pro rata NOI.
Cap-ex, Tenant Improvements, Leasing Commissions: Represents amounts incurred for: 1) recurring and non-recurring capital expenditures required to maintain and re-tenant our properties; 2) second generation tenant improvements; and 3) leasing commissions paid to third party leasing agents to secure new tenants.
Construction Conversion: Represents completed construction projects that were placed into service and began generating NOI.
EBITDAR: Earnings before interest, taxes, depreciation, amortization and rent. The company uses unaudited, periodic financial information provided solely by tenants/borrowers to calculate EBITDAR and has not independently verified the information.
EBITDAR Coverage: Represents the ratio of EBITDAR to contractual rent for leases or interest and principal payments for loans. EBITDAR coverage is a measure of a property’s ability to generate sufficient cash flows for the operator/borrower to pay rent and meet other obligations. The coverage shown excludes properties that are unstabilized, closed or for which data is not available or meaningful.
EBITDARM: Earnings before interest, taxes, depreciation, amortization, rent and management fees. The company uses unaudited, periodic financial information provided solely by tenants/borrowers to calculate EBITDARM and has not independently verified the information.
EBITDARM Coverage: Represents the ratio of EBITDARM to contractual rent for leases or interest and principal payments for loans. EBITDARM coverage is a measure of a property’s ability to generate sufficient cash flows for the operator/borrower to pay rent and meet other obligations, assuming that management fees are not paid. The coverage shown excludes properties that are unstabilized, closed or for which data is not available or meaningful.
Health System - Affiliated: Outpatient medical properties are considered affiliated with a health system if one or more of the following conditions are met: 1) the land parcel is contained within the physical boundaries of a hospital campus; 2) the land parcel is located adjacent to the campus; 3) the building is physically connected to the hospital regardless of the land ownership structure; 4) a ground lease is maintained with a health system entity; 5) a master lease is maintained with a health system entity; 6) significant square footage is leased to a health system entity; 7) the property includes an ambulatory surgery center with a hospital partnership interest; or (8) a significant square footage is leased to a physician group that is either employed, directly or indirectly by a health system, or has a significant clinical and financial affiliation with the health system.
Long-Term/Post-Acute Care: Includes all skilled nursing, rehabilitation and long-term/post-acute care facilities where the majority of individuals require 24-hour nursing or medical care. Generally, these properties are licensed for Medicaid and/or Medicare reimbursement and are subject to triple-net operating leases. Most of these facilities focus on higher acuity patients and offer rehabilitation units specializing in cardiac, orthopedic, dialysis, neurological or pulmonary rehabilitation.
MSA:  For the United States and Canada, we use the Metropolitan Statistical Area as defined by the U.S. Census Bureau and the Census Metropolitan Areas as defined by Statistics Canada, respectively. For the United Kingdom, we generally use the Metro Region as defined by EuroStat with Greater London defined as a 55-mile radius around the city’s center.
Occupancy: Outpatient Medical occupancy represents the percentage of total rentable square feet leased and occupied, including month-to-month leases, as of the date reported. Occupancy for all other property types represents average quarterly operating occupancy based on the most recent quarter of available data and excludes properties that are unstabilized, closed or for which data is not available or meaningful. The company uses unaudited, periodic financial information provided solely by tenants/borrowers to calculate occupancy and has not independently verified the information. Occupancy metrics are reflected at our pro rata share.
Outpatient Medical: Outpatient medical buildings include properties offering ambulatory medical services such as primary and secondary care, outpatient surgery, diagnostic procedures and rehabilitation. These properties are typically affiliated with a health system and may be located on a hospital campus. They are specifically designed and constructed for use by health care professionals to provide services to patients. They also include medical office buildings that typically contain sole and group physician practices and may provide laboratory and other specialty services.
Seniors Housing Operating (SHO): Includes independent, assisted living and dementia care properties in the U.S. and Canada and all care homes in the U.K. generally structured to take advantage of the REIT Investment Diversification and Empowerment Act of 2007, as well as Wellness Housing properties.
Seniors Housing Triple-net (SH-NNN): Includes independent, assisted living and dementia care properties in the U.S. and Canada and all care homes in the U.K. subject to triple-net operating leases and loans receivable.
Square Feet: Net rentable square feet calculated utilizing Building Owners and Managers Association measurement standards.
Stable: Generally, a triple-net rental property is considered stable (versus unstabilized or under development) when it has achieved EBITDAR coverage of 1.00x or greater for three consecutive months or, if targeted performance has not been achieved, 12 months following the budgeted stabilization date. Triple-net properties for which income is recognized on a cash basis and for which substantially all contractual rent during the period has not been collected are excluded from the stable portfolio. A Seniors Housing Operating facility is considered stable upon the earliest of 90% occupancy, NOI at or above the underwritten target or 12 months past the underwritten stabilization date. Excludes assets held for sale and assets disposed of during the current quarter.
Unstabilized: An acquisition that does not meet the stable criteria upon closing or a construction property that has opened but not yet reached stabilization.

Supplemental Reporting Measures

We believe that revenues and net income, as defined by U.S. generally accepted accounting principles ("U.S. GAAP"), are the most appropriate earnings measurements. However, we consider EBITDA, Adjusted EBITDA, RevPOR, ExpPOR, SS RevPOR, SS ExpPOR, NOI, In-Place NOI ("IPNOI") and Same Store NOI ("SSNOI") to be useful supplemental measures of our operating performance. Excluding EBITDA and Adjusted EBITDA, these supplemental measures are disclosed on our pro rata ownership basis. Pro rata amounts are derived by reducing consolidated amounts for minority partners’ noncontrolling ownership interests and adding our minority ownership share of unconsolidated amounts. We do not control unconsolidated investments. While we consider pro rata disclosures useful, they may not accurately depict the legal and economic implications of our joint venture arrangements and should be used with caution.
We define NOI as total revenues, including tenant reimbursements, less property operating expenses. Property operating expenses represent costs associated with managing, maintaining and servicing tenants for our properties. These expenses include, but are not limited to, property-related payroll and benefits, property management fees paid to managers, marketing, housekeeping, food service, maintenance, utilities, property taxes and insurance. General and administrative expenses represent general overhead costs that are unrelated to property operations and are unallocable to the properties. These expenses include, but are not limited to, payroll and benefits related to corporate employees, professional services, office expenses and depreciation of corporate fixed assets. IPNOI represents NOI excluding interest income, other income and non-IPNOI and adjusted for timing of current quarter portfolio changes such as acquisitions, development conversions, segment transitions, dispositions and investments held for sale. SSNOI is used to evaluate the operating performance of our properties using a consistent population which controls for changes in the composition of our portfolio. As used herein, same store is generally defined as those revenue-generating properties in the portfolio for the relevant year-over-year reporting periods. Acquisitions and development conversions are included in the same store amounts five full quarters after acquisition or being placed into service. Land parcels, loans and sub-leases, as well as any properties sold or classified as held for sale during the period, are excluded from the same store amounts. Redeveloped properties (including major refurbishments of a Seniors Housing Operating property where 20% or more of units are simultaneously taken out of commission for 30 days or more or Outpatient Medical properties undergoing a change in intended use) are excluded from the same store amounts until five full quarters post completion of the redevelopment. Properties undergoing operator transitions and/or segment transitions are also excluded from the same store amounts until five full quarters post completion of the operator transition or segment transition. In addition, properties significantly impacted by force majeure, acts of God or other extraordinary adverse events are excluded from same store amounts until five full quarters after the properties are placed back into service. SSNOI excludes non-cash NOI and includes adjustments to present consistent property ownership percentages and to translate Canadian properties and UK properties using a consistent exchange rate. Normalizers include adjustments that in management’s opinion are appropriate in considering SSNOI, a supplemental, non-GAAP performance measure. None of these adjustments, which may increase or decrease SSNOI, are reflected in our financial statements prepared in accordance with U.S. GAAP. Significant normalizers (defined as any that individually exceed 0.50% of SSNOI growth per property type) are separately disclosed and explained. We believe NOI, IPNOI and SSNOI provide investors relevant and useful information because they measure the operating performance of our properties at the property level on an unleveraged basis. We use NOI, IPNOI and SSNOI to make decisions about resource allocations and to assess the property level performance of our properties.
RevPOR represents the average revenues generated per occupied room per month and ExpPOR represents the average expenses per occupied room at our Seniors Housing Operating properties. These metrics are calculated as our pro rata version of total resident fees and services revenues or property operating expenses from the income statement divided by average monthly occupied room days. SS RevPOR and SS ExpPOR are used to evaluate the RevPOR and ExpPOR performance of our properties under a consistent population which eliminates changes in the composition of our portfolio. They are based on the same pool of properties used for SSNOI and includes any revenue or expense normalizations used for SSNOI. We use RevPOR, ExpPOR, SS RevPOR and SS ExpPOR to evaluate the revenue-generating capacity and profit potential of our Seniors Housing Operating portfolio independent of fluctuating occupancy rates. They are also used in comparison against industry and competitor statistics, if known, to evaluate the quality of our Seniors Housing Operating portfolio.
We measure our credit strength both in terms of leverage ratios and coverage ratios. The leverage ratios indicate how much of our balance sheet capitalization is related to long-term debt, net of cash and restricted cash. We expect to maintain capitalization ratios and coverage ratios sufficient to maintain a capital structure consistent with our current profile. The ratios are based on EBITDA and Adjusted EBITDA. EBITDA is defined as earnings (net income per income statement) before interest expense, income taxes, depreciation and amortization. Adjusted EBITDA is defined as EBITDA excluding unconsolidated entities and including adjustments for stock-based compensation expense, provision for loan losses, gains/losses on extinguishment of debt, gains/losses/impairments on properties, gains/losses on derivatives and financial instruments, other expenses, other impairment charges and other adjustments deemed appropriate in management's opinion. We believe that EBITDA and Adjusted EBITDA, along with net income, are important supplemental measures because they provide additional information to assess and evaluate the performance of our operations. We primarily use these measures to determine our interest coverage ratio, which represents EBITDA and Adjusted EBITDA divided by total interest, and our fixed charge coverage ratio, which represents EBITDA and Adjusted EBITDA divided by fixed charges. Fixed charges include total interest and secured debt principal amortization. Our leverage ratios include net debt to Adjusted EBITDA, book capitalization, undepreciated book capitalization and consolidated enterprise value. Book capitalization represents the sum of net debt (defined as total long-term debt, excluding operating lease liabilities, less cash and cash equivalents and restricted cash), total equity and redeemable noncontrolling interests. Undepreciated book capitalization represents book capitalization adjusted for accumulated depreciation and amortization. Consolidated enterprise value represents book capitalization adjusted for the fair market value of our common stock. Our leverage ratios are defined as the proportion of net debt to total capitalization.
Our supplemental reporting measures and similarly entitled financial measures are widely used by investors, equity and debt analysts and rating agencies in the valuation, comparison, rating and investment recommendations of companies. Our management uses these financial measures to facilitate internal and external comparisons to historical operating results and in making operating decisions. Additionally, these measures are utilized by the Board of Directors to evaluate management. None of the supplemental reporting measures represent net income or cash flow provided from operating activities as determined in accordance with U.S. GAAP and should not be considered as alternative measures of profitability or liquidity. Finally, the supplemental reporting measures, as defined by us, may not be comparable to similarly entitled items reported by other real estate investment trusts or other companies. Multi-period amounts may not equal the sum of the individual quarterly amounts due to rounding.

Supplemental Reporting Measures

(dollars in thousands)
Non-GAAP Reconciliations

NOI Reconciliation	1Q23	2Q23	3Q23	4Q23	1Q24
Net income (loss)	$28,635	$106,342	$134,722	$88,440	$131,634
Loss (gain) on real estate dispositions, net	(747)	2,168	(71,102)	1,783	(4,707)
Loss (income) from unconsolidated entities	7,071	40,332	4,031	2,008	7,783
Income tax expense (benefit)	3,045	3,503	4,584	(4,768)	6,191
Other expenses	22,745	11,069	38,220	36,307	14,131
Impairment of assets	12,629	1,086	7,388	14,994	43,331
Provision for loan losses, net	777	2,456	4,059	2,517	1,014
Loss (gain) on extinguishment of debt, net	5	1	1	—	6
Loss (gain) on derivatives and financial instruments, net	930	1,280	2,885	(7,215)	(3,054)
General and administrative expenses	44,371	44,287	46,106	44,327	53,318
Depreciation and amortization	339,112	341,945	339,314	380,730	365,863
Interest expense	144,403	152,337	156,532	154,574	147,318
Consolidated net operating income	602,976	706,806	666,740	713,697	762,828
NOI attributable to unconsolidated investments(1)	26,354	25,150	29,488	30,785	32,090
NOI attributable to noncontrolling interests(2)	(25,057)	(24,262)	(22,838)	(22,402)	(22,796)
Pro rata net operating income (NOI)(3)	$604,273	$707,694	$673,390	$722,080	$772,122

In-Place NOI Reconciliation
At Welltower pro rata ownership	Seniors Housing Operating	Seniors Housing Triple-net	Outpatient Medical	Long-Term /Post-Acute Care	Corporate	Total
Revenues	$1,386,818	$147,400	$203,849	$120,113	$28,729	$1,886,909
Property operating expenses	(1,034,982)	(7,559)	(65,162)	(3,448)	(3,636)	(1,114,787)
NOI(3)	351,836	139,841	138,687	116,665	25,093	772,122
Adjust:
Interest income	(4,716)	(35,478)	(852)	(15,823)	—	(56,869)
Other income	(2,666)	(106)	35	(244)	(24,087)	(27,068)
Sold / held for sale	(7,329)	(17)	(1,229)	191	—	(8,384)
Non operational(4)	3,581	1	(1,018)	(643)	—	1,921
Non In-Place NOI(5)	(6,289)	(2,475)	(4,046)	(17,066)	(1,006)	(30,882)
Timing adjustments(6)	1,591	—	19	—	—	1,610
Total adjustments	(15,828)	(38,075)	(7,091)	(33,585)	(25,093)	(119,672)
In-Place NOI	336,008	101,766	131,596	83,080	—	652,450
Annualized In-Place NOI	$1,344,032	$407,064	$526,384	$332,320	$—	$2,609,800

Same Store Property Reconciliation
	Seniors Housing Operating	Seniors Housing Triple-net	Outpatient Medical	Long-Term /Post-Acute Care	Total
Total properties	994	360	450	292	2,096
Recent acquisitions/ development conversions(7)	(69)	(11)	(40)	(58)	(178)
Under development	(34)	—	(13)	—	(47)
Under redevelopment(8)	(5)	—	(2)	(4)	(11)
Current held for sale	(37)	—	(6)	(29)	(72)
Land parcels, loans and sub-leases	(15)	(4)	(8)	—	(27)
Transitions(9)	(159)	(13)	—	(2)	(174)
Other(10)	(10)	—	(3)	(4)	(17)
Same store properties	665	332	378	195	1,570
Notes:
(1) Represents Welltower's interests in joint ventures where Welltower is the minority partner.
(2) Represents minority partners' interests in joint ventures where Welltower is the majority partner.
(3) Represents Welltower's pro rata share of NOI. See page 11 for more information.
(4) Primarily includes development properties and land parcels.
(5) Primarily represents non-cash NOI.
(6) Represents timing adjustments for current quarter acquisitions, construction conversions and segment or operator transitions.
(7) Acquisitions and development conversions will enter the same store pool five full quarters after acquisition or certificate of occupancy.
(8) Redevelopment properties will enter the same store pool after five full quarters of operations post redevelopment completion.
(9) Transitioned properties will enter the same store pool after five full quarters of operations with the new operator In-Place or under the new structure.
(10) Represents properties that are either closed or being closed.

Supplemental Reporting Measures

(dollars in thousands at Welltower pro rata ownership)

Same Store NOI Reconciliation	1Q23	2Q23	3Q23	4Q23	1Q24	Y/o/Y
Seniors Housing Operating
NOI	$248,763	$276,907	$288,290	$305,589	$351,836
Non-cash NOI on same store properties	(851)	(783)	(242)	(186)	(195)
NOI attributable to non-same store properties	(35,153)	(36,448)	(42,435)	(61,368)	(86,107)
Currency and ownership adjustments(1)	357	303	113	437	(374)
Normalizing adjustment for management fee(2)	(4,298)	(4,709)	(895)	(702)	—
Normalizing adjustment for casualty related expenses, net(3)	3,931	1,791	284	715	1,945
Other normalizing adjustments(4)	—	(5,347)	(2,861)	853	(198)
SSNOI	212,749	231,714	242,254	245,338	266,907	25.5%

Seniors Housing Triple-net
NOI	145,084	143,978	137,547	146,027	139,841
Non-cash NOI on same store properties	(12,010)	(9,667)	(9,150)	(4,731)	2,510
NOI attributable to non-same store properties	(43,201)	(43,594)	(36,016)	(48,832)	(48,268)
Currency and ownership adjustments(1)	437	(112)	(317)	56	(343)
Other normalizing adjustments(4)	—	—	—	308	—
SSNOI	90,310	90,605	92,064	92,828	93,740	3.8%

Outpatient Medical
NOI	126,213	127,444	131,305	137,762	138,687
Non-cash NOI on same store properties	(5,167)	(4,730)	(4,605)	(5,527)	(3,253)
NOI attributable to non-same store properties	(6,984)	(7,451)	(10,143)	(12,117)	(16,081)
Currency and ownership adjustments(1)	2,995	2,293	818	42	20
Normalizing adjustment for casualty related expenses, net(3)	361	272	375	160	(189)
Other normalizing adjustments(4)	(539)	—	—	—	—
SSNOI	116,879	117,828	117,750	120,320	119,184	2.0%

Long-Term/Post-Acute Care
NOI	82,943	146,693	86,426	108,638	116,665
Non-cash NOI on same store properties	(10,699)	(13,815)	(11,733)	(11,672)	(10,592)
NOI attributable to non-same store properties	(14,727)	(75,160)	(16,649)	(39,015)	(46,749)
Currency and ownership adjustments(1)	(10)	(22)	(25)	—	(16)
Other normalizing adjustments(4)	—	—	(122)	—	—
SSNOI	57,507	57,696	57,897	57,951	59,308	3.1%

Corporate
NOI	1,270	12,672	29,822	24,064	25,093
NOI attributable to non-same store properties	(1,270)	(12,672)	(29,822)	(24,064)	(25,093)
SSNOI	—	—	—	—	—

Total
NOI	604,273	707,694	673,390	722,080	772,122
Non-cash NOI on same store properties	(28,727)	(28,995)	(25,730)	(22,116)	(11,530)
NOI attributable to non-same store properties	(101,335)	(175,325)	(135,065)	(185,396)	(222,298)
Currency and ownership adjustments(1)	3,779	2,462	589	535	(713)
Normalizing adjustments, net	(545)	(7,993)	(3,219)	1,334	1,558
SSNOI	$477,445	$497,843	$509,965	$516,437	$539,139	12.9%

Notes:
(1) Includes adjustments to reflect consistent property ownership percentages, to translate Canadian properties at a USD/CAD rate of 1.36 and to translate UK properties at a GBP/USD rate of 1.25.
(2) Represents normalizing adjustment related to the disposition of our ownership interest in three Seniors Housing Operating management company investments.
(3) Represents normalizing adjustment for casualty related expenses net of any insurance reimbursements.
(4) Represents aggregate normalizing adjustments which are individually less than 0.50% of SSNOI growth per property type.

Supplemental Reporting Measures

(dollars in thousands, except RevPOR, SS RevPOR and SSNOI/unit)

SHO RevPOR Reconciliation	United States	United Kingdom	Canada	Total
Consolidated SHO revenues	$1,100,895	$117,242	$148,623	$1,366,760
Unconsolidated SHO revenues attributable to Welltower(1)	32,397	2,937	28,247	63,581
SHO revenues attributable to noncontrolling interests(2)	(17,503)	(292)	(25,728)	(43,523)
Pro rata SHO revenues(3)	1,115,789	119,887	151,142	1,386,818
SHO interest and other income	(3,923)	(71)	(1,894)	(5,888)
SHO revenues attributable to sold and held for sale properties	(3,511)	—	(26,065)	(29,576)
Currency and ownership adjustments(4)	(2,878)	(1)	(2,046)	(4,925)
SHO local revenues	1,105,477	119,815	121,137	1,346,429
Average occupied units/month	61,801	3,998	14,743	80,542
RevPOR/month in USD	$5,979	$10,017	$2,746	$5,588
RevPOR/month in local currency(4)		£8,348	$3,762

Reconciliations of SHO SS RevPOR Growth, SSNOI Growth and SSNOI/Unit

	United States		United Kingdom		Canada		Total
	1Q23	1Q24	1Q23	1Q24	1Q23	1Q24	1Q23	1Q24
SHO SS RevPOR Growth
Consolidated SHO revenues	$913,152	$1,100,895	$109,328	$117,242	$114,201	$148,623	$1,136,681	$1,366,760
Unconsolidated SHO revenues attributable to WELL(1)	35,175	32,397	1,174	2,937	23,232	28,247	59,581	63,581
SHO revenues attributable to noncontrolling interests(2)	(18,433)	(17,503)	(11,234)	(292)	(22,851)	(25,728)	(52,518)	(43,523)
SHO pro rata revenues(3)	929,894	1,115,789	99,268	119,887	114,582	151,142	1,143,744	1,386,818
Non-cash and non-RevPOR revenues on same store properties	(1,702)	(881)	—	(33)	(233)	(381)	(1,935)	(1,295)
Revenues attributable to non-same store properties	(116,244)	(215,771)	(53,638)	(65,159)	(69,534)	(101,028)	(239,416)	(381,958)
Currency and ownership adjustments(4)	4,420	150	1,154	(1,006)	475	(461)	6,049	(1,317)
SHO SS RevPOR revenues(5)	$816,368	$899,287	$46,784	$53,689	$45,290	$49,272	$908,442	$1,002,248
Avg. occupied units/month(6)	48,991	50,941	1,952	2,065	6,200	6,496	57,143	59,502
SHO SS RevPOR(7)	$5,632	$5,901	$8,100	$8,690	$2,469	$2,535	$5,373	$5,630
SS RevPOR YOY growth		4.8%		7.3%		2.7%		4.8%

SHO SSNOI Growth
Consolidated SHO NOI	$203,132	$268,650	$19,197	$29,726	$30,568	$49,037	$252,897	$347,413
Unconsolidated SHO NOI attributable to WELL(1)	5,859	10,335	(558)	480	6,825	10,967	12,126	21,782
SHO NOI attributable to noncontrolling interests(2)	(8,860)	(9,744)	(1,962)	(547)	(5,438)	(7,068)	(16,260)	(17,359)
SHO pro rata NOI(3)	200,131	269,241	16,677	29,659	31,955	52,936	248,763	351,836
Non-cash NOI on same store properties	(851)	(177)	—	—	—	(18)	(851)	(195)
NOI attributable to non-same store properties	(11,389)	(37,321)	(8,078)	(16,328)	(15,686)	(32,458)	(35,153)	(86,107)
Currency and ownership adjustments(4)	(96)	56	219	(246)	234	(184)	357	(374)
Normalizing adjustment for management fee(8)	(4,195)	—	—	—	(103)	—	(4,298)	—
Normalizing adjustment for casualty related expenses(9)	3,931	2,233	—	—	—	(288)	3,931	1,945
Other normalizing adjustments(10)	—	(198)	—	—	—	—	—	(198)
SHO pro rata SSNOI(5)	$187,531	$233,834	$8,818	$13,085	$16,400	$19,988	$212,749	$266,907
SHO SSNOI growth		24.7%		48.4%		21.9%		25.5%

SHO SSNOI/Unit
Trailing four quarters' SSNOI(5)		$864,375		$45,590		$76,248		$986,213
Average units in service(11)		61,453		2,469		7,419		71,341
SSNOI/unit in USD		$14,066		$18,465		$10,277		$13,824
SSNOI/unit in local currency(4)				£15,388		$14,078
Notes:
(1) Represents Welltower's interests in joint ventures where Welltower is the minority partner.
(2) Represents minority partners' interests in joint ventures where Welltower is the majority partner.
(3) Represents SHO revenues/NOI at Welltower pro rata ownership. See page 11 for more information.
(4) Includes where appropriate adjustments to reflect consistent property ownership percentages, to translate Canadian properties at a USD/CAD rate of 1.36 and to translate UK properties at a GBP/USD rate of 1.25.
(5) Represents SS SHO RevPOR revenues/SSNOI at Welltower pro rata ownership. See page 18 for more information.
(6) Represents average occupied units for SS properties related solely to referenced country on a pro rata basis.
(7) Represents pro rata SS average revenues generated per occupied room per month.
(8) Represents normalizing adjustment related to the disposition of our ownership interest in three Seniors Housing Operating management company investments.
(9) Represents normalizing adjustment for casualty related expenses net of any insurance reimbursements.
(10) Represents aggregate normalizing adjustments which are individually less than .50% of SSNOI growth.
(11) Represents average units in service for SS properties related solely to referenced country on a pro rata basis.

Forward-Looking Statement and Risk Factors
Forward-Looking Statements and Risk Factors
This document contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. When Welltower uses words such as “may,” “will,” “intend,” “should,” “believe,” “expect,” “anticipate,” “project,” “pro forma,” “estimate” or similar expressions that do not relate solely to historical matters, Welltower is making forward-looking statements. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that may cause Welltower’s actual results to differ materially from Welltower’s expectations discussed in the forward-looking statements. This may be a result of various factors, including, but not limited to: the status of the economy; the status of capital markets, including availability and cost of capital; issues facing the health care industry, including compliance with, and changes to, regulations and payment policies, responding to government investigations and punitive settlements and operators’/tenants’ difficulty in cost effectively obtaining and maintaining adequate liability and other insurance; changes in financing terms; competition within the health care and seniors housing industries; negative developments in the operating results or financial condition of operators/tenants, including, but not limited to, their ability to pay rent and repay loans; Welltower’s ability to transition or sell properties with profitable results; the failure to make new investments or acquisitions as and when anticipated; natural disasters, health emergencies (such as the COVID-19 pandemic) and other acts of God affecting Welltower’s properties; Welltower’s ability to re-lease space at similar rates as vacancies occur; Welltower’s ability to timely reinvest sale proceeds at similar rates to assets sold; operator/tenant or joint venture partner bankruptcies or insolvencies; the cooperation of joint venture partners; government regulations affecting Medicare and Medicaid reimbursement rates and operational requirements; liability or contract claims by or against operators/tenants; unanticipated difficulties and/or expenditures relating to future investments or acquisitions; environmental laws affecting Welltower’s properties; changes in rules or practices governing Welltower’s financial reporting; the movement of U.S. and foreign currency exchange rates; Welltower’s ability to maintain its qualification as a REIT; key management personnel recruitment and retention; and other risks described in Welltower’s reports filed from time to time with the SEC. Welltower undertakes no obligation to update or revise publicly any forward-looking statements, whether because of new information, future events or otherwise, or to update the reasons why actual results could differ from those projected in any forward-looking statements.
Additional Information
The information in this supplemental information package should be read in conjunction with our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, our earnings press release dated April 29, 2024 and other information filed with, or furnished to, the SEC. The Supplemental Reporting Measures and reconciliations of Non-GAAP measures are an integral part of the information presented herein.
You can access our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act at www.welltower.com as soon as reasonably practicable after they are filed with, or furnished to, the SEC. You can also review these SEC filings and other information by accessing the SEC’s website at http://www.sec.gov. We routinely post important information on our website at www.welltower.com in the “Investors” section, including corporate and investor presentations and financial information. We intend to use our website as a means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation FD. Such disclosures will be included on our website under the heading “Investors.” Accordingly, investors should monitor such portion of our website in addition to following our press releases, public conference calls and filings with the SEC. The information on or connected to our website is not, and shall not be deemed to be, a part of, or incorporated into this supplemental information package.
About Welltower
Welltower Inc. (NYSE:WELL), a REIT and S&P 500 company headquartered in Toledo, Ohio, is driving the transformation of health care infrastructure. Welltower invests with leading seniors housing operators, post-acute providers and health systems to fund the real estate and infrastructure needed to scale innovative care delivery models and improve people’s wellness and overall health care experience. Welltower owns interests in properties concentrated in major, high-growth markets in the United States, Canada and the United Kingdom, consisting of seniors housing and post-acute communities and outpatient medical properties. More information is available at www.welltower.com.

welltower

4500 Dorr Street
Toledo, Ohio 43615-4040
www.welltower.com

©2015 Welltower Inc.